EXHIBIT 99.1


For Release: IMMEDIATELY                                Contact: Denise Foy
                                                                 (908) 298-7616



                    SCHERING-PLOUGH CEO FRED HASSAN COMPLETES
                      FIRST 100 DAYS, '360 DEGREE REVIEW;'
             ANNOUNCES KEY MEASURES TO SET FOUNDATION FOR TURNAROUND


KENILWORTH, N.J., Aug. 21, 2003 - Following a 100-day, "360-degree" review of the inherited company situation requested by the Board of Directors, Schering-Plough's new Chairman and CEO Fred Hassan today announced key actions to stabilize and repair Schering-Plough and set a solid foundation for a turnaround.

"My review of the situation we inherited confirmed the need for aggressive measures, including aggressive cost containment and cost cutting in order to stabilize the company and to create a realistic base on which to build a turnaround," said Hassan. "My review also confirmed that we have a commitment to make significant strategic investments in ZETIA and the ZETIA/simvastatin combination product in order to achieve their market potential.

"My review additionally concluded that we must make major investments to build value in some exciting research projects," added Hassan. "We will be featuring these projects at our previously announced analyst meeting scheduled for November."

Hassan also noted that, due to the downward slopes in sales and market share of key profit-generating products, that his new management team is addressing, earnings per share (EPS) in the second half of 2003 are likely to be lower than the level registered in the first half and, also, EPS in 2004 are likely to be lower than the EPS level for 2003. [All comparisons exclude any possible charges for unusual items.]

In line with this review, Hassan announced the following actions:

o A reduction in the quarterly dividend from 17 cents to 5.5 cents per common share.


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"The previous dividend level is not realistic given the company's reduced revenues, the need to conserve cash in the United States for inherited regulatory and legal issues, and the need to invest for future growth," said Hassan.

o Accelerated and intensified cost-cutting actions within the company that are expected to deliver in excess of the $200 million in annual savings previously announced as a cost-savings target in the 2003 second quarter earnings press release.

The key cost-cutting actions that are being implemented immediately include:

o Elimination of bonuses for 2003 under the company's standard plans. Although Hassan could have earned an incentive as high as $2 million for achieving his personal objectives to implement the company's Action Agenda, he voluntarily gave up this opportunity.

o Zero payout of the targeted 15 percent profit sharing for all employees. This marks the first time in 47 years that profit sharing has not been paid by the company.

o All routine employee merit increases are frozen through 2004, with exceptions only where local contracts or practices prevent this action, for customer-contact employees, for employees dedicated to fulfillment of the company's Consent Decree obligations and other business-critical employees.

o Launch of a Voluntary Early Retirement Program in the United States today. Based on an eligible population of 2,900 U.S.-based employees, the company anticipates a headcount reduction of 1,000 or more. The company anticipates a pre-tax charge of approximately $150 million in the 2003 fourth quarter related to this program. This is the first phase of a global workforce reduction in all areas of the company, excluding customer-contact employees, employees dedicated to the fulfillment of the company's Consent Decree obligations and other business-critical employees. Other phases will follow on a global basis.

o Global procurement programs to replace fragmented site- and business unit-based purchasing.


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o    Tight controls globally on new hires and major cutbacks in travel costs, meeting costs and general expenses. Among these actions will be the sale of the company's Gulfstream G-IV airplane. To set the right tone at the top, there will also be an elimination of executive privileges, including the closing of executive dining rooms, cutbacks in executive travel options and elimination of non-standard executive health plans.

Said Hassan, "We will all be making sacrifices as a result of these actions. We remain confident that, by taking these actions, we will set a strong foundation for long-term growth."

Schering-Plough will conduct a conference call at 7 p.m. today to review the information provided in this press release. Investor Relations will host the conference call and will respond to investor questions. The conference call will not exceed one hour in duration.

To listen live to the call, dial 1-706-634-5003. A replay of the call will be available starting at approximately 10 p.m. on August 21 through 5 p.m. on August 28. To listen to the replay, dial 1-706-645-9291 and enter the conference ID #2454395.

A live audio webcast of the conference call also will be available to all interested parties via http://ir.schering-plough.com. Those wishing to listen live to the conference call should go to the Web site and select "Presentations/Webcasts" from the menu bar. Software needed to listen to the webcast (Windows Media Player) is available via the site and should be downloaded prior to the beginning of the webcast. The webcast is also accessible via the Schering-Plough corporate Web site, www.schering-plough.com, by clicking on the "View Webcasts" link. A replay of the webcast will be available starting at approximately 10 p.m. on August 21 through 5 p.m. on August 28.

Shareholders and other stakeholders also are invited to read the "Letter to Shareholders" from Fred Hassan addressing subjects discussed in this release. The letter can be found on the Investor Relations Web site.

DISCLOSURE NOTICE: Cautionary Factors that May Affect Future Results (Cautionary Statements Under the Private Securities Litigation Reform Act of 1995). This press release may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to


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expectations or forecasts of future events. They use words such as "anticipate,"
"believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

In particular, forward-looking statements include statements relating to future actions, prospective products, the status of product approvals, future performance or results of current and anticipated products, sales efforts, development programs, expenses and our programs to reduce expenses, the number of employees accepting Schering-Plough's planned voluntary early retirement program and the number of and savings from that program, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

You should carefully consider any forward-looking statement and should understand that many factors could cause actual results to differ from Schering-Plough's forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.

For further details and a discussion of these and other risks and uncertainties, see Schering-Plough's Securities and Exchange Commission (SEC) filings, including Schering-Plough's 2003 Second Quarter 10-Q filed with the SEC on July 31, 2003, the 8-K filed August 21, 2003 and future SEC filings.

Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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